Exhibit 21.1

Subsidiaries of Verra Mobility Corporation

Entity	Jurisdiction of Formation
American Traffic Solutions Consolidated, L.L.C.	Delaware
American Traffic Solutions, Inc.	Kansas
American Traffic Solutions, L.L.C.	Delaware
ATS Processing Services, L.L.C.	Delaware
ATS Tolling LLC	Delaware
Auto Tag of America LLC	Delaware
Auto Titles of America LLC	Delaware
Canadian Highway Toll Administration Ltd.	British Columbia
Citation Collection Services, LLC	Indiana
Contractum Ltd	England & Wales
EPC Finance Limited	England & Wales
EPC Hungary Kft	Hungary
Euro Parking Collection PLC	England & Wales
Fourlev Limited	Israel
Greenlight Acquisition Corporation	Delaware
Greenlight Holding Corporation	Delaware
Greenlight Intermediate Holding Corporation	Delaware
Highway Toll Administration, LLC	New York
LaserCraft, Inc.	Georgia
Mulvihill ICS, Inc.	New York
Pagatelia, S.L.	Spain
PlatePass, L.L.C.	Delaware
Redflex Enforcement Services Pty Ltd	Victoria
Redflex Guardian, Inc.	Delaware
Redflex Holdings Pty Ltd	Victoria
Redflex Irish Investments Pty Ltd	Victoria
Redflex Pty Ltd	Victoria
Redflex Traffic Pty Ltd	Victoria
Redflex Traffic Systems (California), Inc.	California
Redflex Traffic Systems (Canada) Limited	British Columbia
Redflex Traffic Systems India Private Limited	India
Redflex Traffic Systems Limited	England & Wales
Redflex Traffic Systems Malaysia Sdn. Bhd.	Malaysia
Redflex Traffic Systems Pty Ltd	Victoria
Redflex Traffic Systems, Inc.	Delaware
Road Safety Operations Holdings Unlimited*	Ireland
RTS R&D Pty Ltd	Victoria
Sunshine State Tag Agency LLC	Delaware
T2 Holding Corp.	Delaware
T2 Systems Canada Inc.	British Columbia
T2 Systems Parent Corporation	Delaware
T2 Systems, Inc.	Indiana
Toll Buddy, LLC	Delaware

Traffic Operating Services (Saudi Arabia) LLC	Saudi Arabia
Transtoll Pty Ltd	Victoria
United Public Safety, Inc.	Pennsylvania
Verra Mobility B.V.	Netherlands
Verra Mobility Electrical Enterprises, Inc.	New York
Verra Mobility France SAS	France
Verra Mobility Holdings, LLC	Delaware
Verra Mobility Ireland Limited	Ireland
Violation Management Solutions, LLC	Delaware
VM Consolidated, Inc.	Delaware

* Where ownership of a subsidiary is less than 100% by Verra Mobility Corporation or a Verra Mobility Corporation subsidiary, such has been noted by an asterisk (*).